EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Lee Enterprises, Incorporated:

We consent to the incorporation by reference in the registration statements (No. 333‑06435, No. 333-132768, 333-218355, and No. 333-204985) on Form S-8 and ( No.333-215651, Amendment No. 1 to No. 333-21561, No. 333-197450, and Amendment No. 1 to No. 333-197450) on Form S-3 of Lee Enterprises, Incorporated and subsidiaries of our reports dated December 8, 2017, with respect to the consolidated balance sheets of Lee Enterprises, Incorporated as of September 24, 2017 and September 25, 2016, and the related consolidated statements of income and comprehensive income, stockholders’ equity (deficit), and cash flows for each of the 52 week periods ended September 24, 2017, September 25, 2016, and September 27, 2015, and the effectiveness of internal control over financial reporting as of September 24, 2017, which reports appear in the September 24, 2017 annual report on Form 10‑K of Lee Enterprises, Incorporated.

/s/ KPMG LLP
Chicago, Illinois
December 8, 2017